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                EXHIBIT 23e (2) - FORM OF DISTRIBUTION AGREEMENT


             NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS

                             DISTRIBUTION AGREEMENT

         AGREEMENT, made as of the __ day of ___________, 2001 between NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS, a Delaware business trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule A annexed hereto, as the same may be amended from time to time (each, a "Fund," and collectively, the "Funds"), and NYLIFE DISTRIBUTORS INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H :
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         WHEREAS, the Trust is registered under the Investment Company Act of
1940, as amended (the "1940 Act"), as an open-end management investment company and it is in the interest of the Trust to offer its shares of beneficial interest (the "Shares") for sale continuously;

         WHEREAS, the shares of beneficial interest of the Trust ("Shares") are divided into separate series, each of which has been established by resolution of the Board of Trustees of the Trust (the "Trustees") and the Trustees may from time to time terminate such series or establish and terminate additional series; and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Trust's Shares, to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor its exclusive agent to sell and to arrange for the sale of the Shares of the Trust, including both issued and treasury shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

         Section 2. Services and Duties of the Distributor.

         (a) The Distributor agrees to sell, as agent for the Trust, from time to time during the term of this Agreement, the Shares (whether unissued or treasury shares, in the Trust's sole discretion) upon the terms described in the Funds' prospectus or prospectuses. As used in this Agreement, the term "Prospectus" shall mean the Funds' prospectus or prospectuses and the statement or statements of additional information included as part of the Trust's Registration Statement, as such prospectus, prospectuses and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.
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         (b) Upon commencement of the Trust's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders on behalf of the Trust as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust's transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the times and in the manner set forth in the Prospectus.

         (c) The Distributor in its discretion may purchase from the Trust as principal and may sell Shares to such registered and qualified retail dealers as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Trust.

         (d) The offering price of the Shares shall be the price per share (the "Offering Price") specified and determined as provided in the Prospectus. The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

         (e) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (f) The Distributor is authorized on behalf of the Trust to purchase Shares presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus.

         Section 3. Duties of the Trust

         (a) The Trust agrees to sell Shares so long as it has Shares available for sale except for such times at which the sale of its Shares has been suspended by order of the Trustees or by order of the Securities and Exchange
Commission: and to deliver certificates (if any) for, or cause the Trust's transfer and dividend disbursing agent (or such other agent as designated by the Trust) to issue confirmations evidencing, such Shares registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Trust of payment therefor at the net asset value thereof and written request of the Distributor therefor.

         (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared by the Trust and audited by its independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Trust's Shares and in the performance of the Distributor under this Agreement.

         (c) The Trust shall take, from time to time, all such steps, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act and to make available for sale such number of Shares as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be



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necessary in order that there may be no untrue statement of a material fact in a
Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

         (d) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Certificate of Trust, Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

         Section 4. Expenses.

         (a) The Trust shall bear all costs and expenses of the continuous offering of its Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any Registration Statements and/or Prospectuses required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to shareholders, (iv) the qualifications of the Shares for sale and of the Trust pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein, and (v) any expenses assumed by the Funds pursuant to a Plan of Distribution, if any, adopted in conformity with Rule 12b-1 under the 1940 Act.

         (b) The Distributor shall bear: (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Trust in connection with its offering of Shares for sale to the public, including the additional cost of printing copies of the Prospectus and of annual and interim reports to shareholders, other than copies thereof required for distribution to existing shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering, and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

         Section 5. Fees. Except to the extent set forth in Section 4, the Distributor will render all services hereunder without compensation or reimbursement.

         Section 6. Indemnification. The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the



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Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of the Shares of any Fund.

         The Distributor agrees to indemnify, defend and hold the Trust, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its Trustees and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its Trustees or officers or any such controlling person, such notification being given to the Distributor at its principal business office.

         Section 7. Compliance with Securities Laws. The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder.



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The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d) hereof, all applicable state "Blue Sky" laws, including but not limited to the broker-dealer registration requirements. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934, as amended, including but not limited to the broker-dealer registration requirements.

         Section 8. Term of Agreement; Termination. This Agreement shall commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

         This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated with respect to the Trust or a Fund by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act), or with respect to the Trust or a Fund by vote of a majority of the outstanding voting securities of the Trust or the Fund, as the case may be, or by the Distributor, without penalty, upon sixty days' written notice.

         Section 9. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered , (1) to the Distributor at 169 Lackawanna Avenue, Parsippany, New Jersey 07054; or
(2) to the Trust at 169 Lackawanna Avenue, Parsippany, New Jersey 07054.

         Section 10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         Section 11. Use of Name. It is understood that the acronym "NYLIM" or the name "New York Life" or any derivative thereof or logo associated with that name is the valuable property of New York Life Insurance Company and its affiliates, and that the Trust has the right to use such name or derivative or logo only with the approval of New York Life Insurance Company. Upon notification by New York Life Insurance Company to cease to use such name, the Trust (to the extent that it lawfully can) will cease to use such name or any other name indicating that the Trust is advised or administered by or otherwise connected with New York Life Insurance Company or any organization which shall have succeeded to its business.





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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          NEW YORK LIFE INVESTMENT MANAGEMENT
                                          INSTITUTIONAL FUNDS, on behalf of each
                                          series listed on Schedule A


                                    By:_________________________________________
                                    Name: Brian Lee
                                    Title: President

                                          NYLIFE DISTRIBUTORS INC.


                                    By:_________________________________________
                                    Name: Jefferson C. Boyce
                                    Title: President





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                                   SCHEDULE A

Funds
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New York Life Investment Management Institutional Prime Cash Fund

New York Life Investment Management Institutional U.S. Government Cash Fund

New York Life Investment Management Institutional Treasury Cash Fund